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                                                                    Exhibit 10.1




                       PREFERRED STOCK PURCHASE AGREEMENT

                                     BETWEEN

                        FAMILY HOME HEALTH SERVICES INC.

                                       AND

                               BARRON PARTNERS LP

                                 MADE EFFECTIVE

                                  MAY 18, 2006





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                       PREFERRED STOCK PURCHASE AGREEMENT


          This PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of the 18th day of May 2006 between FAMILY HOME HEALTH SERVICES INC., a corporation organized and existing under the laws of the State of Nevada ("FYHH" or the "Company") and BARRON PARTNERS LP, a Delaware limited partnership ("INVESTOR").

                             PRELIMINARY STATEMENT:


          WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, Four Million, Three Hundred And Seventy Five Thousand (4,375,000) shares of preferred stock of the Company, with such preferred stock being as described in the Certificate of Designations, Rights and Preferences (the "CERTIFICATE OF DESIGNATIONS") in substantially the form attached hereto as EXHIBIT A (the "PREFERRED STOCK") for the Purchase Price set forth in Section 1.3.13 hereof. Subject to the limitations set forth herein and in the Certificate of Designations, the Preferred Stock shall be initially have a conversion value of Forty Cents ($0.40) per share (the "CONVERSION VALUE"). In addition, the Company will issue to the Investor three Common Stock Purchase Warrants (the "WARRANTS") to purchase up to an additional Eleven Million, Five Hundred Thousand (11,500,000) shares of common stock of the Company at exercise prices as stated in the Warrants; and

         WHEREAS, the parties intend to memorialize the purchase and sale of such Preferred Stock and the Warrants.

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:



                                    ARTICLE I


             INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 INCORPORATION BY REFERENCE. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 SUPERSEDER. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.


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1.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

         1.3.1 "1933 ACT" means the Securities Act of 1933, as amended.

         1.3.2 "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         1.3.3 "AFFILIATE" means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

         1.3.4 "ARTICLES" means the Articles of Incorporation of the Company, as the same may be amended from time to time.

         1.3.5 "CLOSING" shall mean the closing of the transactions contemplated by this Agreement on the Closing Date.

         1.3.6 "CLOSING DATE" means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the Company is completed pursuant to this Agreement to purchase the Preferred Stock and Warrants, which shall occur on or before May 25, 2006.

         1.3.7 "COMMON STOCK" means shares of common stock of the Company, par value $0.001 per share.

         1.3.8 [Intentionally left blank].

         1.3.9 "EXEMPT ISSUANCE" means the issuance of (a) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted or ratified by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and of any convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and, (d) 736,917 shares of Common Stock issued in lieu of cash to repay certain loans.

         1.3.10 "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

         1.3.11 [Intentionally left blank].

         1.3.12 "PERSON" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

         1.3.13 "PURCHASE PRICE" means the One Million, Seven Hundred And Fifty Thousand ($1,750,000) paid by the Investor to the Company for the Preferred Stock and the Warrants.

         1.3.14 "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.

         1.3.15 "REGISTRATION STATEMENT" shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement.

         1.3.16 "SEC" means the Securities and Exchange Commission.

         1.3.17 "SEC DOCUMENTS" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         1.3.18 "SHARES" shall mean, collectively, the shares of Common Stock of the Company issued upon conversion of the Preferred Stock subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

         1.3.19 "SUBSEQUENT FINANCING" shall mean any offer and sale subsequent to the Closing Date of shares of preferred stock or debt that is initially convertible into shares of Common Stock or otherwise senior or superior to the Preferred Stock.

         1.3.20 "TRANSACTION DOCUMENTS" shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.

         1.3.21 "WARRANTS" shall mean the Common Stock Purchase Warrants in the form attached hereto Exhibit C.


                                       3

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                                   ARTICLE II

               SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS;
                                 PURCHASE PRICE

2.1 SALE OF PREFERRED STOCK AND ISSUANCE OF WARRANTS.

         (a) Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date Four Million, Three Hundred And Seventy Five Thousand (4,375,000) shares of Preferred Stock and the Warrants for the Purchase Price, provided Investor acknowledges that the Company is not currently authorized to issue shares of preferred stock and that all representations herein with respect to the Preferred Stock shall be deemed to be effective as of the date the Company is authorized to issue the Preferred Stock, as provided for in this Agreement. The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer or check of the Purchase Price. The Company shall cause Warrants to be issued to the Investor within three (3) business days following the Closing and the Preferred Stock to be issued to the Investor within thirty-five (35) calendar days following the Closing. If such shares are not issued within the 35 day period the Company shall pay the Investor a 5% penalty in shares of Preferred Stock for every month until the earlier of: (a) 24 months have lapsed; or, (b) the date upon which such Preferred Stock certificate is delivered to the Investor. The Company shall register the shares of Common Stock into which the Preferred Stock is convertible pursuant to the terms and conditions of the Registration Rights Agreement attached hereto as EXHIBIT B.

         (b) Each share of Preferred Stock shall initially be convertible by the Investor into One (1) share of Common Stock (subject to adjustment as provided in Section 6.16, the "CONVERSION RATIO"); provided, however, that the Investor shall not be entitled to convert the Preferred Stock into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act as amended, and Regulation 13d-3 thereunder.

         (c) Upon execution and delivery of this Agreement and the Company's receipt of the Purchase Price, the Company shall issue to the Investor Warrants to purchase an aggregate of Eleven Million, Five Hundred Thousand (11,500,000) shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the form of Warrants attached hereto as EXHIBIT C; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder.


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2.2 PURCHASE PRICE. The Purchase Price shall be delivered by the Investor in the form of a check or wire transfer made payable to the Company in United States Dollars on the Closing Date.



                                   ARTICLE III

             CLOSING DATE AND DELIVERIES AT CLOSING AND POST-CLOSING

3.1 CLOSING DATE. The Closing, unless expressly otherwise determined, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 DELIVERIES BY THE COMPANY. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Investor, at or prior to Closing, the following:

         (a) An executed Agreement with all exhibits and schedules attached hereto;

         (b) Executed Warrants in the name of the Investor in the form attached hereto as Exhibit C;

         (c)      The executed Registration Rights Agreement;

         (d) Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

         (e)      Management letter from the accountants;

         (f) Evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby;

         (g) Signed agreements from the majority shareholders stating that they have voted in favor of the authorization of the Preferred Stock;

         (h) Evidence of the written consent in lieu of a meeting of the holders of a majority of the voting power of the Company's Common Stock that such majority of shareholders have voted in favor of approving an amendment to the Company's Articles of Incorporation to increase the Company's authorized capital stock to 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock (the "AMENDMENT");

         (i) Certificate of the President and the Secretary of the Company that the Certificate of Designations will be filed concurrently with or immediately following the effectiveness of the Amendment;

         (j) Certificates of Existence or Authority to Transact Business of the Company issued by each of the Secretaries of State for Michigan and Florida;

         (k) An opinion from the Company's counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investor;

         (l) Copies of all executive employment agreements, all past and present financing documentation or other documentation where stock could potentially be issued or issued as payment, all past and present litigation documents and historical financials; and

         (m) Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

3.3 DELIVERIES BY INVESTOR. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Company, at or prior to Closing, the following:

     (a) A deposit in the amount of the Purchase Price;

     (b) The executed Agreement with all Exhibits and Schedules attached hereto;

     (c) The executed Registration Rights Agreement; and

     (d) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4 POST-CLOSING DELIVERIES BY COMPANY. As soon as practicable following the Closing Date, the Company shall file an Information Statement on Form 14C with the SEC informing the holders of its Common Stock of the action taken by written consent with respect to the Amendment, and shall comply with the mailing and filing requirements of the 1934 Act with respect to such Form 14C. As soon as practicable once the requisite time frame has passed after the filing and mailing of the Definitive 14C to effect such actions, the Company shall file with the Secretary of State of the State of Nevada (i) the Amendment, and (ii) the Certificate of Designations duly adopted by the President and the Secretary of the Company. Immediately following such filings with the Secretary of State of the State of Nevada, and in any event by no later than thirty-five (35) days following the Closing Date, the Company shall deliver to the Investor a certificate representing the 4,375,000 shares of Preferred Stock purchased by the Investor pursuant to this Agreement. If such shares are not issued within the 35 day period the Company shall pay the Investor a 5% penalty in shares of Preferred Stock for every month until the Preferred Stock certificate is delivered to the Investor.

3.5 FURTHER ASSURANCES. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.6 WAIVER. The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        FAMILY HOME HEALTH SERVICES INC.

         The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2 ARTICLES OF INCORPORATION AND BY-LAWS. The complete and correct copies of the Company's Articles and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

4.3 CAPITALIZATION.

                  4.3.1 The authorized and outstanding capital stock of the Company is set forth in The Company's Quarterly Report on Form 10-QSB, filed on November 15, 2005 with the Securities and Exchange Commission and updated on all subsequent SEC Documents. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable, and free of preemptive rights.

                  4.3.2 As of the date of this Agreement and as of the Closing Date, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock ($.001 par value), of which approximately 26,667,254 shares of common Stock are issued and outstanding and the stock option holders will hold options to purchase an aggregate of 650,000 shares of Common Stock. As of a date no later than thirty-five (35) days following the Closing Date, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock ($.001 par value) and 10,000,000 shares of preferred stock ($.001 par value), of which 4,812,500 shares of Preferred Stock will be issued and outstanding pursuant to the terms of this Agreement (as further described at Schedule 4.3.2 attached hereto). All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable and free of preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and nonassessable and free of preemptive rights. Schedule 4.3.2 hereby contains all shares and derivatives currently outstanding or issuable under currently outstanding derivative securities. The Company hereby represents that any and all shares and current potentially dilutive events have been included in
Schedule 4.3.2, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances that could potentially occur based on agreements or understandings in place as of the Closing Date.

                  4.3.3 Except pursuant to this Agreement and as set forth in
Schedule 4.3.2 hereto, and as set forth in the SEC Documents, filed with the SEC, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

                  4.3.4 The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Preferred Stock and the Warrants hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions (other than customary restrictions under the 1933 Act), and encumbrances whatsoever; and (ii) upon conversion of the Preferred Stock or exercise of the Warrants, the Investor will acquire good and marketable title to such Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement as to customary restrictions under the 1933 Act and the limitation on amount beneficially owned of such Shares in certain circumstances.

4.4 AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Preferred Stock, and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "LAWS") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluded from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

4.6 REPORT AND FINANCIAL STATEMENTS. The Company's Annual Report on Form 10-KSB, to be filed no later than May 22, 2006 with the SEC, contains the audited financial statements of the Company as of December 31, 2005. The Company has previously provided to the Investor the unaudited financial statements of the Company for the three-, six-, nine-, and twelve-month periods ended December 31, 2005 and for the three month period ended March 31, 2006 (collectively, the "FINANCIAL STATEMENTS"). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders' equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

4.7 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in Schedule 4.7, the Company is not in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 BROKERS. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC DOCUMENTS. The Company acknowledges that the Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(g) of the 1934 Act, and the Common Stock is quoted and traded on the OTC "Pink Sheets" The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the Pink Sheets. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed, other than the unaudited financial statements for the three-month period ended March 31, 2006. Except as disclosed in Schedule 4.7, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 LITIGATION. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11 EXEMPTION FROM REGISTRATION. Subject to the accuracy of the Investor's representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Preferred Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Preferred Stock and the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities "blue sky" laws depending upon the residency of the Investor.

4.12 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Preferred Stock or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock or Warrants, under the 1933 Act, except as required herein.

4.13 NO MATERIAL ADVERSE EFFECT. Except as set forth in the SEC Documents, since January 17, 2005 no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since January 17, 2005 no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14 MATERIAL NON-PUBLIC INFORMATION. The Company has not, without agreement against further disclosure, disclosed to the Investor any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed, except with respect to the unaudited financial statements for the three-month period ended March 31, 2006.

4.15 INTERNAL CONTROLS AND PROCEDURES. The Company maintains books and records and internal accounting controls which, except as set forth in the SEC Documents, provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.16 FULL DISCLOSURE. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The Investor represents and warrants to the Company that:

5.1 ORGANIZATION AND STANDING OF THE INVESTOR. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor's address. The Investor was not formed for the purpose of investing solely in the Preferred Stock, the Warrants or the shares of Common Stock which are the subject of this Agreement.

5.2 AUTHORIZATION AND POWER. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

5.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor's charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor's obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 FINANCIAL RISKS. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 ACCREDITED INVESTOR. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6 BROKERS. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7 KNOWLEDGE OF COMPANY. The Investor and such Investor's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor's advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 RISK FACTORS. The Investor understands that such Investor's investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor's investment in the securities being purchased by the Investor from the Company.

5.9 FULL DISCLOSURE. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.10 PAYMENT OF DUE DILIGENCE EXPENSES. At Closing the Company shall disburse to the Investor Fifty Thousand Dollars ($50,000.00) for due diligence expenses.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

6.1 REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Preferred Stock and Warrants.

6.3 COMPLIANCE WITH LAWS. The Company hereby agrees to comply in all respects with the Company's reporting, filing and other obligations under the Laws, provided with respect to the timing of filing obligations the Company under the 1934 Act such filings shall be on a "best efforts" basis.

6.4 EXCHANGE ACT REGISTRATION. The Company (a) will continue its obligation to report to the SEC under Section 12(g) of the 1934 Act and will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act unless fewer than Two Hundred and Fifty Thousand (250,000) shares of Preferred Stock are outstanding.

6.5 CORPORATE EXISTENCE; CONFLICTING AGREEMENTS. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 LISTING, 1934 ACT AND RULE 144 REQUIREMENTS. The Company is required to cause to be filed a listing or quotation on a higher exchange or trading market within sixty days from the Closing Date and to maintain its status as a Company regulated by the 1934 Act and make available at all times after Closing adequate current public information in accordance with Rule 144(c). If (i) for any time post Closing the Company is no longer regulated by the 1934 Act or (ii) within sixty days from the Closing Date the Company has not caused to be filed the necessary paperwork to move to the over-the-counter bulletin board or higher exchange, then the Company shall pay to the Investor as liquidated damages and not as a penalty, Five Percent (5%) per month of the Purchase Price in cash or shares of Preferred Stock at the option of the Investor (provided that the Company shall not be required to issue any fractional shares and provided if the Investor elects payment in Preferred Stock and there are not enough authorized shares of Preferred Stock to pay such damages the Investor shall provide consent to the Company to increase the authorized shares of Preferred Stock). Such damages shall cease at the time the Company begins complying with the standards as mentioned above in this Section 6.6.

6.7 PREFERRED STOCK. On or prior to the Closing Date, the Company will cause to be cancelled all preferred stock in the Company with the exceptions of Preferred Stock issued to the Investor. For a period of twenty four (24) months from the Closing Date or until the Investor no longer holds at least ten percent of the Preferred Stock initially purchased by Investor, the Company will not issue any preferred stock of the Company (with the exception of Preferred Stock issued to the Investor, or as liquated damages and/or as otherwise set forth in this Agreement).

6.8 CONVERTIBLE DEBT. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company. For a period of twenty four
(24) months from the Closing Date or until the Investor no longer holds at least ten percent of the Preferred Stock initially purchased by Investor, the Company will not issue any convertible debt.

6.9 DEBT LIMITATION. The Company agrees for twenty four (24) months from the Closing or until the Investor no longer holds at least ten percent of the Preferred Stock initially purchased by Investor not to enter into any new borrowings of more than twice as much as the sum of the EBITDA from recurring operations over the past four quarters.

6.10 RESET EQUITY DEALS. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. For thirty six (36) months from the Closing or until the Investor no longer holds at least five percent of the Preferred Stock initially purchased by Investor, the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

6.11 INDEPENDENT DIRECTORS. Within 90 days of Closing the Company shall have caused the appointment of the majority of the board of directors to be qualified independent directors, as defined by the NASD. If at any time after 90 days of Closing the board shall not be composed in the majority of qualified independent directors, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to eighteen (18) percent of the Purchase Price per annum, payable monthly in cash or shares of Preferred Stock at the option of the Investor (provided that the Company shall not be required to issue any fractional shares). The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.11 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.12 INDEPENDENT DIRECTORS BECOME MAJORITY OF AUDIT AND COMPENSATION COMMITTEES. The Company will cause the appointment of a majority of outside directors to the audit and compensation committees of the board of directors within 90 days of Closing. If at any time after 90 days of Closing such independent directors do not compose the majority of the audit and compensation committees, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to eighteen (18) percent of the Purchase Price per annum, payable monthly in cash or shares of Preferred Stock at the Investor's option (provided that the Company shall not be required to issue any fractional shares). The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement.

6.13 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal, investment banking and administrative fees in connection with the sale of such securities) for working capital and acquisitions; provided that the Company may also: (a) purchase up to Five Hundred Thousand Dollars ($500,000) worth of common stock from James Pilkington at a price not to exceed Forty Cents ($0.40) per share; (b) lend up to Two Hundred And Fifty Thousand Dollars ($250,000) to James Pilkington on terms reasonably acceptable to the Company; and/or, (c) reduce the Company's bank debt by up to One Million Dollars ($1,000,000).

6.14 RIGHT OF FIRST REFUSAL. Each Investor shall have the right to participate in any subsequent private funding by the Company on a pro rata basis at eighty percent (80%) of the offering price.

6.15 PRICE ADJUSTMENT. From the date hereof until 24 months following the Closing Date, except for any Exempt Issuances, if the Company closes on the sale of a note or notes, shares of Common Stock, or shares of any class of preferred stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than the Conversion Value (as adjusted to the capitalization per share as of the Closing Date, following any stock splits, stock dividends, or the like) (collectively, the "Subsequent Conversion Value"), the Company shall make a post-Closing adjustment in the Conversion Value so that the effective price per share paid by the Investor is reduced to being equivalent to such lower conversion price after taking into account any prior conversions of the Preferred Stock and/or exercises of the Warrant. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to clause (i) of this Section 6.15 shall not be deemed to constitute an issuance of Common Stock by the Company to which this clause (ii) applies.

6.16 PRICE ADJUSTMENT BASED ON EARNINGS PER SHARE. In the event the Company has income of between $0.098 and $0.059 (40% Decline) per share (where such income in this paragraph shall always be defined as operating income on a fully diluted basis (fully-diluted includes all potentially dilutive securities and derivatives, such as warrants, options, convertible preferred, convertible debt, common shares, etc. outstanding (in or out of the money) as of the date of the end of the reported period) as reported for the audited fiscal year ended December 31st, 2006 from continuing operations before any non-recurring items) then the then current Conversion Value at the time the audited numbers are reported to the SEC shall be decreased proportionately by 0% if the income is $0.098 per share or greater and by 40% if the income is $0.059 per share (40% decrease). For example if the income is $0.078 per share or less (20% Decline) then the then current Conversion Value to the investor shall be reduced by 20%. In the event the Company has income of any amount below $0.059 per share, then the then current Conversion

Value shall be decreased by 40% and not more, and if the Company has no income or negative income, then the then current Conversion Value shall be decreased by 70% and not more. Any adjustment pursuant to this section 6.16 shall be made within five business days of the audited numbers being reported to the SEC.

6.17 INSIDER SELLING. Except as provided elsewhere in this Agreement and any other agreement between the Company and the Investor, the earliest any "Insiders" can start selling their shares shall be eighteen (18) months from Closing. Insiders shall include all executive officers and directors of the Company who hold such position as of the date of sale. Andrew Barron Worden and the Investor shall not be considered "Insiders".



6.18 EMPLOYMENT AND CONSULTING CONTRACTS. For twenty four (24) months after the Closing the Company must have a unanimous opinion from the Compensation Committee of the Board of Directors that any awards other than salary are usual, appropriate and reasonable for any officer, director, employee or consultant holding a similar position in other fully reporting public companies with independent majority boards with similar market capitalizations in the same industry with securities traded on the same market as the Company.

6.19 SUBSEQUENT EQUITY SALES. From the Closing until less than five percent (5) percent of the Preferred Stock, initially purchased by Investor and/or received by Investor as liquidated damages, is outstanding (adjusted for splits and other events defined in this Agreement), the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.19 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.20 AMENDMENT TO CERTIFICATE OF INCORPORATION. At or before the next annual meeting of the stockholders of the Company, the Board of Directors shall propose and submit to the holders of the Common Stock for approval, an amendment to the Articles that provides substantially as follows:

       "The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.".

6.21 STOCK SPLITS. All forward and reverse stock splits shall affect all equity and derivative holders proportionately.




                                   ARTICLE VII

                            COVENANTS OF THE INVESTOR

7.1 COMPLIANCE WITH LAW. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed or traded.

7.2 TRANSFER RESTRICTIONS. The Investor acknowledges that (1) the Preferred Stock, Warrants and shares underlying the Preferred Stock and Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock, Warrants and shares underlying the Notes and Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and
(2) any sale of the Preferred Stock, Warrants and shares underlying the Preferred Stock and Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 RESTRICTIVE LEGEND. The Investor acknowledges and agrees that until such time as the Shares have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Preferred Stock, Warrants and Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE

         STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."





7.4 AMENDMENT TO CERTIFICATE OF INCORPORATION. Investor hereby agrees to vote any shares of capital stock that it may own directly or beneficially, for the amendment to the Certificate of Incorporation referenced in Section 6.20. Pending adoption of such amendment, Investor hereby agrees for itself and its successors and assigns that neither this Section 7.4 or Section 6.20 above, or any restriction on exercise of the Warrant shall be amended, modified or waived without the consent of the holders of a majority of the shares of Common Stock held by Persons who are not Affiliates of the Company, or the Investor or Affiliates of the Investor.



                                  ARTICLE VIII


                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 NO TERMINATION. This Agreement shall not have been terminated pursuant to
Article X hereof.

8.2 REPRESENTATIONS TRUE AND CORRECT. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 COMPLIANCE WITH COVENANTS. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 NO ADVERSE PROCEEDINGS. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

         The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 NO TERMINATION. This Agreement shall not have been terminated pursuant to
Article X hereof.

9.2 REPRESENTATIONS TRUE AND CORRECT. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3 COMPLIANCE WITH COVENANTS. The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 NO ADVERSE PROCEEDINGS. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.



                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date

         10.1.1 by mutual written consent of the Investor and the Company; or

         10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "TERMINATING BREACH"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2 EFFECT OF TERMINATION. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $50,000.00.

10.3 AMENDMENT. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4 WAIVER. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party; or (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.



                                   ARTICLE XI

                               GENERAL PROVISIONS


11.1 TRANSACTION COSTS. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investor such due diligence expenses as described in section 5.10.

11.2 INDEMNIFICATION. Following the Closing Date, the Investor agrees to indemnify, defend and hold the Company and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of or result from any breach of any of its representations, warranties or covenants contained in this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of any of its representations, warranties or covenants contained in this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this

Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into an appropriate court of competent jurisdiction an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to $50,000.00.

11.3 HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 ENTIRE AGREEMENT. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation;
(iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                           If to the Company:
                           -----------------

                           Family Home Health Services Inc.
                           801 West Ann Arbor Trail
                           Suite 200
                           Plymouth, MI 48170
                           Attention: President and Chief Executive Officer


                           With a copy to:
                           --------------

                           Butzel Long
                           150 W. Jefferson Ave., Suite 100
                           Detroit, MI 48226-4050
                           Facsimile No.: (313) 225-7080
                           Attn:  Robert A. Hudson, Esq.


                           If to the Investor:
                           ------------------

                           Barron Partners L.P.
                           c/o Barron Capital Advisors, LLC
                           730 Fifth Avenue, 9th Floor
                           New York, New York  10019
                           Attn: Andrew Barron Worden

11.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 BINDING EFFECT. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 PREPARATION OF AGREEMENT. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 JURISDICTION. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the Southern District of the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 PREPARATION AND FILING OF SECURITIES AND EXCHANGE COMMISSION FILINGS. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC that relate to the Investor due after the Closing Date.

11.12 FURTHER ASSURANCES, COOPERATION. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14 THIRD PARTIES. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.





                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

THE COMPANY:


FAMILY HOME HEALTH SERVICES INC.



----------------------

By: Kevin R. Ruark
Title: CEO and President


INVESTOR:

BARRON PARTNERS LP
By:  Barron Capital Advisors, LLC, its General Partner


----------------------
Andrew Barron Worden
President
730 Fifth Avenue, 9th Floor
New York NY 10019

                                   SCHEDULE A





                                                                  NUMBER OF SHARES
                                                                  OF COMMON STOCK                NUMBER OF SHARES
                                          AMOUNT OF             INTO WHICH PREFERRED                UNDERLYING
NAME AND ADDRESS                         INVESTMENT             STOCK IS CONVERTIBLE                 WARRANTS
----------------                         ----------             --------------------          --------------------------

Barron Partners LP
730 Fifth Avenue, 9th Floor
New York, New York 10019                 $1,750,000                  4,375,000                       11,500,000
Attn: Andrew Barron Worden                                                                      (4,000,000 Class A,
                                                                                               1,750,000 Class B, and
                                                                                                 5,750,000 Class C)

                        SCHEDULE 4.3.2 -- CAPITALIZATION



26,667,254 shares of Common Stock outstanding

Options to purchase 650,000 shares of Common Stock issued to Kevin Ruark

An aggregate of 736,917 shares of Common Stock to be issued to employees and an outside director pursuant to the Company's 2006 Stock Plan promptly following the Closing in discharge of loans made to the Company by those persons.

An aggregate of 350,000 Preferred Shares issued to Westminster or its designees in connection with a certain Placement Agent Agreement dated January 25, 2006.

An aggregate of 320,000 "A" Warrants issued to Westminster or its designees in connection with a certain Placement Agent Agreement dated January 25, 2006.

An aggregate of 140,000 "B" Warrants issued to Westminster or its designees in connection with a certain Placement Agent Agreement dated January 25, 2006.

An aggregate of 460,000 "C" Warrants issued to Westminster or its designees in connection with a certain Placement Agent Agreement dated January 25, 2006.

An aggregate of 87,500 Preferred Shares issued to Park Financial Group in connection with certain verbal agreements with the Company.

An aggregate of 80,000 "A" Warrants issued to Park Financial Group in connection with certain agreements with the Company.

An aggregate of 35,000 "B" Warrants issued to Park Financial Group in connection with certain agreements with the Company.

An aggregate of 115,000 "C" Warrants issued to Park Financial Group in connection with certain agreements with the Company.

SCHEDULE 4.7-- EXCEPTIONS TO COMPLIANCE


The Company has not yet filed the financial statements required by Rule 3-05 of Regulation S-X to be filed by amendment within 75 days after the filing of its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2005 (File No. 000-32887).

The Company has not filed its quarterly report on Form 10-QSB for the three months ended March 31, 2006. The Company has filed an extension request which allows it to file on or before March 22, 2006 in order to be deemed to have filed on a timely basis. However, the Company cannot provide assurance that such quarterly report will be filed on time.

SCHEDULE 4.8 -- LIST OF BROKERS




    Westminster Securities Corporation (5% of gross proceeds as commission,
                3% of gross proceeds in non-accountable expenses,
                 and securities as disclosed in Schedule 4.3.2)

       Park Financial Services (securities as disclosed in Schedule 4.3.2)

              MidTown Partners (2% of gross proceeds as commission)

                                    EXHIBIT A

   FORM OF CERTIFICATE OF DESIGNATIONS OF PREFERENCES, RIGHTS AND LIMITATIONS

                        FAMILY HOME HEALTH SERVICES INC.

                   CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK


         The undersigned, Kevin R. Ruark and Vicki L. Welty, do hereby certify that:

         1. They are the President and Secretary, respectively, of Family Home Health Services Inc, a Nevada corporation (the "Company").


         2. The Company is authorized to issue 10,000,000 shares of preferred stock, none of which have been previously issued.

         3. The following resolutions were duly adopted by the Board of
Directors:

         WHEREAS, the Certificate of Incorporation of the Company provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

         WHEREAS, the Board of Directors of the Company is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

         WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 10,000,000 shares of the preferred stock which the Company has the authority to issue:

         WHEREAS, the Holders of a majority of the issued and outstanding shares of Common Stock of the Company have approved the filing of this Certificate of Designations by written consent pursuant to Section 78.1955 of the Nevada Revised Statutes;

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:


                            TERMS OF PREFERRED STOCK

         Section 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

                  "Closing Date" means the date on which the payment of the Purchase Price (as defined in the Purchase Agreement) by the Investor to the Company is completed pursuant to the Purchase Agreement, which shall occur on or before May 25th, 2006.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's common stock, par value $0.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

                  "Conversion Date" shall have the meaning set forth in Section 6(a).

                  "Conversion Ratio" shall have the meaning set forth in Section 6(a).

                  "Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.

                  "Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Registration Rights Agreement.

                  "Conversion Value" shall have the meaning set forth in Section 6(a).

                  "Company Valuation" means, with respect to any public offering of Common Stock, the amount obtained by multiplying the total number of shares of Common Stock outstanding immediately prior to such public offering on a fully-diluted basis multiplied by the per share offering price for such public offering

                  "Effective Date" means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted or ratified by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and of any convertible securities, options or warrants issued and outstanding on the date of this Certificate of Designations, provided that such securities have not been amended since the date of this Certificate of Designations to increase the number of such securities, (c) 736,917 shares of Common Stock issuable to employees and directors in payment of loans made to the Company; and (d) securities; and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

                  "Fundamental Transaction" shall have the meaning set forth in
         Section 7(h)(iv) hereof.

                  "Holder" shall have the meaning given such term in Section 2 hereof.

                  "Junior Securities" means the Common Stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior in rights or liquidation preference to the Series A Preferred Stock.

                  "Original Issue Date" shall mean the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

                  "Qualified Public Offering" means the sale of shares of the Company's Common Stock in a bona fide, firm commitment or best efforts underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation before deducting underwriting discounts and commissions and offering expenses, and reflecting a Company Valuation (as defined above) of at least $100,000,000 (or such lesser amount as the holders of a majority of the outstanding Common Stock and Series A Preferred Stock, each voting as separate classes, otherwise agree).

                  "Person" means a Company, an association, a partnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Preferred Stock Purchase Agreement, dated as of May 18th, 2006 to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms, a copy of which is on file at the principal offices of the Company.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Series A Preferred Stock" shall have the meaning set forth in
         Section 2.

                  "Subsidiary" shall mean a Company, limited liability company, partnership, joint venture or other business entity of which the Company owns beneficially or of record more than 19% of the equity interest.

                  "Trading Day" means a day on which the Common Stock is traded on a Trading Market.

                  "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the OTC Bulletin Board, or the Pink Sheets.

                  "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

                  "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market other than the Pink Sheets, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if prices for the Common Stock are then reported exclusively in the Pink Sheets, the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Holders holding a majority of the principal amount of Series A Preferred Stock then outstanding.

            Section 2. DESIGNATION, AMOUNT AND PAR VALUE. The series of preferred stock shall be designated as the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock or "Preferred Stock") and shall consist of 10,000,000 shares (which shall not be subject to increase without the consent of all of the holders of the Series A Preferred Stock (each a "Holder" and collectively, the "Holders"). Each share of Series A Preferred Stock shall have a par value of $0.001 per share. Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.

            Section 3. DIVIDENDS AND OTHER DISTRIBUTIONS. No dividends shall be payable with respect to the Series A Preferred Stock. No dividends shall be payable with respect to the Common Stock while the Series A Preferred Stock is outstanding. No shares of Common Stock shall be redeemed while the Series A Preferred Stock is outstanding, except as provided for in the Purchase Agreement with respect to shares held by James H. Pilkington.

            Section 4. VOTING RIGHTS. The Series A Preferred Stock shall have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative approval of the Holders of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designations, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Series A Preferred Stock, or any preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

            Section 5. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to $0.40 (the "Liquidation Value") before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. At the election of a Holder made by written notice delivered to the Company at least two (2) business days prior to the effective date of the subject transaction, as to the shares of Series A Preferred Stock held by such Holder, a Fundamental Transaction (excluding for purposes of this Section 5 any Fundamental Transaction described in Section 7(h)(iv)(A) or 7(h)(iv)(B)) or Change of Control shall be treated as a Liquidation.

            Section 6. CONVERSION.

            a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be initially convertible (subject to the limitations set forth in Section 6(c), into one (1) share of Common Stock (as adjusted as provided below, the "Conversion Ratio") at the option of the Holders, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion") as fully and originally executed by the Holder, together with the delivery by the Holder to the Company of the stock certificate(s) representing the number of shares of Series A Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Company or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series A Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Company by overnight delivery service (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Company. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued. The initial value of the Series A Preferred Stock on the Conversion Date shall be equal to $0.40 per share (as adjusted pursuant to Section 7 or otherwise as provided herein, the "Conversion Value"). If the initial Conversion Value is adjusted pursuant to Section 7 or as otherwise provided herein, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall equal the Liquidation Value divided by the new Conversion Value. Thereafter, subject to any further adjustments in the Conversion Value, each share of Series A Preferred Stock shall be initially convertible into that number of shares of Common Stock equal to the new Conversion Ratio.

         b) Automatic Conversion Upon Certain Events.

                           i. Public Offering. Each share of the Series A
Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) the Company's sale of its Common Stock in a Qualified Public Offering or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

                           ii. Change of Control. Subject to Section 5, all of
the outstanding shares of Series A Preferred Stock shall be automatically converted into the Conversion Shares upon the close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in a Change of Control of the Company (an "Automatic Conversion Event"). A "Change in Control" means (A) the sale of all then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors, in an amount sufficient to elect a majority of the Company Board of Directors; (ii) the sale or transfer of stock sufficient to create a new controlling interest in the Company; or (iii) the consummation of the sale or other disposition of all or substantially all of the assets or operations of the Company other than: (1) a sale of assets in a bankruptcy or insolvency proceeding or (2) the commencement of a bankruptcy case by the Company (or by another entity in the event of an involuntary filing) under 11 U.S.C. sections 301, 302, 303 and 304, or the emergence of the Company from bankruptcy, a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.

         Upon the conversion of the Series A Preferred Stock pursuant to this
Section 6(b), the Company shall promptly send written notice thereof, by hand delivery or by overnight delivery, to the holder of record of all of the Series A Preferred Stock at its address then shown on the records of the Company, which notice shall state that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Company (or of its transfer agent for the Common Stock, if applicable).

         c) Beneficial Ownership Limitation. Except as provided in Section 6(b) above, the Company shall not effect any conversion of the Series A Preferred Stock, and the

Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series A Preferred Stock are not convertible within sixty
(60) days from the date of such determination, and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Company are not exercisable nor convertible within sixty (60) days from the date of such determination. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Company's most recent quarterly reports, Form 10-Q, Form 10-QSB, Annual Reports, Form 10-K, or Form 10-KSB, as the case may be, as filed with the Commission under the Exchange Act (B) a more recent public announcement by the Company or (C) any other written notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Company. This
Section 6(c) may be waived or amended only with the consent of the Holders of all of the Series A Preferred Stock and the consent of the holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purpose of the immediately preceding sentence, the term "Affiliate" shall mean any person: (a) that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Company, or (b) who beneficially owns (i) any shares of Series A Preferred Stock, or (ii) the Company's Common Stock Purchase Warrant(s) dated May 18th, 2006. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

                  d) Mechanics of Conversion

                           i. Delivery of Certificate Upon Conversion. Except as
otherwise set forth herein, not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Company shall deliver to the Holder a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock. After the Effective Date, the Company shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company or another established clearing Company performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion. The Company shall not be obligated to issue certificates evidencing the Conversion Shares unless certificates evidencing the shares of Series A Preferred Stock so converted are either delivered to the Company or its transfer agent or the holder notifies the Company or its transfer agent in writing that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

                           ii. Obligation Absolute; Partial Liquidated Damages.
The Company's obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Company may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of Series A Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Conversion Value of Series A Preferred Stock being converted, $200 per Trading Day (increasing to $400 per Trading Day after three (3) Trading Days and increasing to $800 per Trading Day six (6) Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

                           iii. Compensation for Buy-In on Failure to Timely
Deliver Certificates Upon Conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Company shall pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof.

                           iv. Reservation of Shares Issuable Upon Conversion.
The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement.

                           v. Fractional Shares. Upon a conversion hereunder,
the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock.

                           vi. Transfer Taxes. The issuance of certificates for
shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of

Series A Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  Section 7. CERTAIN ADJUSTMENTS.

                  a) Stock Dividends and Stock Splits. If the Company, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  b) Subsequent Equity Sales. From the Closing until less than five percent (5) percent of the Preferred Stock is outstanding (adjusted for splits and other events defined in this Agreement), the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security (other than pursuant to customary antidilution provisions) or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 7 b) shall not apply in respect of an Exempt

         Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

                  c) Subsequent Rights Offerings. The Company, at any time while the Series A Preferred Stock is outstanding, shall not issue rights, options or warrants to holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Value.

                  d) Price Adjustment. From the date hereof until 24 months following the Closing Date, except for any exempt issuances, the Company closes on the sale of a note or notes, shares of Common Stock, or shares of any class of Preferred Stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than the Conversion Value (as adjusted to the capitalization per share as of the Closing Date, following any stock splits, stock dividends, or the like) (collectively, the "Subsequent Conversion Value"), the Company shall make a post Closing adjustment in the Conversion Price so that the effective price per share paid by the Investor is reduced to being equivalent to such lower conversion value after taking into account any prior conversions of the Preferred Stock and/or exercises of the Warrant. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to clause 7(d) shall not be deemed to constitute an issuance of Common Stock by the Company to which this clause 7(d) applies.

                  The provisions of this Section 7(d) shall not apply to any issuance of shares of Common Stock, or shares of any class of Preferred Stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock for which an adjustment is provided under Section 7 (a), 7 (e) or, 7 (f).

                  (e) Price Adjustment Based on Earnings Per Share. In the event the Company has income of between $0.098 and $0.059 (40% Decline) per share (where such income in this paragraph shall always be defined as operating income on a fully diluted basis as reported for the audited fiscal year ended December 31st, 2006 from continuing operations before any non-recurring items) then the then current Conversion Value at the time the audited numbers are reported to the SEC shall be decreased proportionately by 0% if the income is $0.098 per share or greater and by 40% if the income is $0.059 per share (40% decrease). For example if the income is $0.078 per share or less (20% Decline) then the then current Conversion Value shall be reduced by 20%. In the event the Company has income of any amount below $0.059 per share, then the then current Conversion Value shall be decreased by 40% and not more, and if the Company has no income or negative income, then the then current Conversion Value shall be decreased by 70% and not more. Any adjustment pursuant to this Section 7(e) shall be made within five business days of the audited numbers being reported to the SEC.

                  (f) Pro Rata Distributions. If the Company, at any time while Series A Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Value shall be determined by multiplying such Conversion Value in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                  g) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

                  h) Notice to Holders.

                           i. Adjustment to Conversion Price. Whenever the Conversion Value is adjusted pursuant to any of this Section 7, the Company shall promptly mail to each Holder a notice setting forth the Conversion Value after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).

                           ii. Notices of Other Events. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock or any Fundamental Transaction,
         (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification or Fundamental Transaction; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                           iii. Exempt Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7 in respect of an Exempt Issuance.

                           iv. Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person,
         (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate of Designations with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (f)(iv) and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  Section 8. Miscellaneous.

                  a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address provided in the Purchase Agreement, facsimile number (734) 414-9991, ATTN: KEVIN RUARK, PRESIDENT AND CEO or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. -

                  b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

                  c) Lost or Mutilated Preferred Stock Certificate. If a Holder's Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

                  d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                  e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.



         RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designations of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this
      th day of                                .
-----           ----------------------- -------



--------------------------------------------   ---------------------------------
Name: Kevin R. Ruark                           Name: Vicki L. Welty
      --------------                                 --------------
Title: President and Chief Executive Officer   Title:  Secretary

                                     ANNEX A

                              NOTICE OF CONVERSION

       (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES
                          OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of common stock, par value $0.001 per share (the "Common Stock"), of Family Health Services, Inc., a Nevada Company (the "Company"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

       Date to Effect Conversion: __________________________________________

       Number of shares of Common Stock owned prior to Conversion:
       __________________

       Number of shares of Series A Preferred Stock to be Converted:
       __________________

       Value of shares of Series A Preferred Stock to be Converted:
       ____________________

       Number of shares of Common Stock to be Issued:
       ___________________________

       Certificate Number of Series A Preferred Stock attached hereto:
       __________________

       Number of Shares of Series A Preferred Stock represented by attached certificate:________________

       Number of shares of Series A Preferred Stock subsequent to Conversion:
       ________________

                                    [HOLDER]

                                    By:________________________________________
                                         Name:_________________________________
                                         Title:________________________________

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                                    WARRANTS